Certificate of Designations 4.8% Series A Convertible Preferred Stock of New Fortress Energy Inc. March 20, 2024 On December 21, 2023, the Board of Directors of New Fortress Energy Inc., a Delaware corporation (the “Corporation”), adopted the following resolution designating and creating, subject to and conditioned upon the consummation of the transactions contemplated by the Share Exchange Agreement, out of the authorized and unissued Preferred Shares (as defined in the Certificate of Incorporation) of the Corporation, 96,746 authorized shares of a series of Preferred Shares of the Corporation titled the “4.8% Series A Convertible Preferred Stock”: RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of Preferred Shares of the Corporation titled the “4.8% Series A Convertible Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to ninety-six thousand seven hundred forty-six (96,746), is hereby designated and created, subject to and conditioned upon the consummation of the transactions contemplated by the Share Exchange Agreement, out of the authorized and unissued Preferred Shares of the Corporation, which series has the rights, designations, preferences, voting powers and other provisions set forth below: 1. DEFINITIONS. “Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person. “Annualized EBITDA” has the meaning given to the term “Annualized EBITDA” as set forth in the Credit Agreement. “Board of Directors” means the Corporation’s board of directors or a committee of such board duly authorized to act with the authority of such board. “Business Day” means any calendar day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Bylaws” means the Bylaws of the Corporation, effective as of August 7, 2020, as the same may be further amended or restated. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity. “Cash Settlement” has the meaning set forth in Section 7(c).

2 “Certificate of Designations” means this Certificate of Designations, as amended from time to time. “Certificate of Incorporation” means the Corporation’s Certificate of Incorporation dated as of August 3, 2020, as the same has been and may be further amended or restated. “Change Event” means a (a) Fundamental Change, (b) Debt Ratio Event or (c) Downgrade Event. “Change Event Repurchase Right” has the meaning set forth in Section 8(a)(i). “Close of Business” means 5:00 p.m., New York City time. “Common Stock” means the Class A common stock, $0.01 par value per share, of the Corporation, subject to Section 10(h). “Common Stock Change Event” has the meaning set forth in Section 10(h)(i). “Consolidated First Lien Debt” has the meaning given to the term “Consolidated First Lien Debt” as set forth in the Credit Agreement. “Consolidated First Lien Debt Ratio” means the ratio, as of any date of determination, of (a) the Consolidated First Lien Debt outstanding as of the last day of the fiscal quarter most recently ended for which financial statements are internally available on or prior to such date of determination, to (b) Annualized EBITDA, in each case of the Corporation and its Subsidiaries on a consolidated basis. “Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) 1.5 and (b) the number of shares of Common Stock that would be deliverable (without regard to Section 10(g)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time). “Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise. “Conversion Agent” has the meaning set forth in Section 3(e). “Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable or deliverable to settle such conversion, determined in accordance with Section 10. “Conversion Price” initially means $47.43 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(e) and 10(f). Each reference in this Certificate of Designations to the Conversion Price as of a particular date

3 without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date. “Conversion Share” means any share of Common Stock delivered or deliverable upon conversion of any Convertible Preferred Stock. “Convertible Preferred Stock” has the meaning set forth in Section 3(a). “Corporation” has the meaning set forth in the preliminary paragraph hereto. “Corporation Event Notice” has the meaning set forth in Section 8(e). “Credit Agreement” means the Credit Agreement, dated as of April 15, 2021, by and among the Corporation, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto and MUFG Bank, Ltd., as administrative agent and collateral agent, as amended and in effect as of the date of the Share Exchange Agreement. “Daily VWAP” means, for each of the Trading Days during the relevant period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NFE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session. “Debt Ratio Event” means the Corporation’s Consolidated First Lien Debt Ratio exceeds 4.0 to 1.0 as of any date of determination. “Deficit Shares” has the meaning set forth in Section 10(g)(i)(1). “Distribution Transaction” means any transaction by which a Subsidiary of the Corporation ceases to be a Subsidiary of the Corporation by reason of the distribution of such Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction. “Distribution Transaction Valuation Period” has the meaning set forth in Section 10(e)(i)(3)(B). “Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2024 (or beginning on such other date specified in the Certificate evidencing such share).

4 “Dividend Period” means each period from, and including, a Dividend Payment Date (or, in the case of the first Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Dividend Payment Date. “Dividend Rate” means four and eight-tenths percent (4.8%) per annum. “Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Dividend Payment Date occurring on December 31st. “Dividends” has the meaning set forth in Section 5(a). “Downgrade Event” means a downgrade of at least one notch of the Corporation’s credit rating by at least two of the Ratings Agencies, or by any other their respective successors, below (a) in the case of Fitch Ratings, Inc., BB-, (b) in the case of S&P Global Ratings, BB- and (c) in the case of Moody’s Investors Service, Inc., B1. “Equity Treatment Limitation” has the meaning set forth in Section 10(g)(i)(1). “Event” means either a Change Event or a Share Event, as the context requires. “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Expiration Date” has the meaning set forth in Section 10(e)(i)(5). “Expiration Time” has the meaning set forth in Section 10(e)(i)(5). “Fundamental Change” means the occurrence of any of the following events, whether in a single transaction or a series of related transactions: (a) the Corporation becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Capital Stock of the Corporation (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) representing more than 50.0% of the

5 total voting power of all of the outstanding Voting Stock of the Corporation, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors having a majority of the aggregate votes on the Board of Directors of the Corporation; (b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (i) or (ii) in which the holders of the Corporation’s Voting Stock immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all outstanding Voting Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction, with such holders’ proportional voting power immediately after such transaction being in substantially the same proportions as their respective voting power before such transaction, shall not be a Fundamental Change; or (c) neither shares of Common Stock nor shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are listed for trading on any United States national securities exchange or all such shares cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above). Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 or Rule 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Corporation owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Fundamental Change has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

6 For the purposes of this definition, any transaction or event described in both clause (a) and in clause (b) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso). “Holder” means a person in whose name any Convertible Preferred Stock is registered on the Register. “Initial Issue Date” means the “Closing Date” as set forth in the Share Exchange Agreement. “Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of (a) 1.5 and (b) the number of shares of Common Stock that would be deliverable (without regard to Section 10(g)) upon conversion of all Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date). “Junior Securities” means collectively, the Common Stock and each other class or series of Capital Stock now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Convertible Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the- counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Corporation selects. “Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock. “Majority Holders” means the Holders constituting at least a majority of the outstanding voting power of the Convertible Preferred Stock. “Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

7 “Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Corporation has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock. “Open of Business” means 9:00 a.m., New York City time. “Optional Conversion” means the conversion of any Convertible Preferred Stock pursuant to the terms of this Agreement. “Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(c)(i) for such conversion are satisfied. “Optional Conversion Notice” has the meaning set forth in Section 10(c). “Parity Securities” means any class or series of Capital Stock, the terms of which expressly provide that such class ranks pari passu with the Convertible Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the affairs of the Corporation. “Paying Agent” has the meaning set forth in Section 3(e)(i). “Permitted Holders” has the meaning set forth in the Credit Agreement. “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations. “Ratings Agencies” means Fitch Ratings, Inc., S&P Global and Moody’s Investors Service, Inc. “Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance. “Redemption” has the meaning set forth in Section 7(b). “Redemption Date” has the meaning set forth in Section 7(d). “Redemption Election Notice” has the meaning set forth in Section 7(g). “Redemption Notice” has the meaning set forth in Section 7(e). “Redemption Price” has the meaning set forth in Section 7(c). “Redemption Settlement Method” has the meaning set forth in Section 7(c).

8 “Reference Property” has the meaning set forth in Section 10(h)(i). “Reference Property Unit” has the meaning set forth in Section 10(h)(i). “Register” has the meaning set forth in Section 3(e)(ii). “Registrar” has the meaning set forth in Section 3(e)(i). “Repurchase” means either a Repurchase Upon Change Event or a Repurchase Upon Share Event, as the context requires. “Repurchase Condition” has the meaning set forth in Section 8(g). “Repurchase Date” has the meaning set forth in Section 8(d). “Repurchase Election Notice” has the meaning set forth in Section 8(h). “Repurchase Notice” means a notice (including a notice substantially in the form of the “Repurchase Notice” set forth in Exhibit A-6) containing the information, or otherwise complying with the requirements, set forth in Section 8(f). “Repurchase Notice Deadline” means the 30th calendar day after the date the Corporation provides the Corporation Event Notice pursuant to Section 8(c). “Repurchase Price” has the meaning set forth in Section 8(d). “Repurchase Right” means either a Change Event Repurchase Right or a Share Event Repurchase Right, as the context requires. “Repurchase Settlement Method” has the meaning set forth in Section 8(d). “Repurchase Upon Change Event” has the meaning set forth in Section 8(a)(i). “Repurchase Upon Share Event” has the meaning set forth in Section 8(a)(ii). “Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B. “Return on Investment” means, with respect to any share of Convertible Preferred Stock, as of any date of determination, the quotient of (i) all cash payments made in connection with a Redemption and other cash payments made by the Corporation in respect of such share of Convertible Preferred Stock (including all cash Dividends paid up to and including the Redemption Date) divided by (ii) $1,000. “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended.

9 “Security” means any Convertible Preferred Stock or Conversion Share. “Senior Securities” means any class or series of Capital Stock, the terms of which expressly provide that such class or series ranks senior to the Convertible Preferred Stock, has preference or priority over the Convertible Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. “Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent. “Share Event” means the occurrence of the Share Price Condition. “Share Event Repurchase Right” has the meaning set forth in Section 8(a)(ii). “Share Exchange Agreement” means that certain Securities Exchange Agreement by and between the Corporation, Portocem Geração de Energia S.A. and Ceiba Energy Fundo de Investimento em Participações Multiestratégia- Investimento no Exterior, dated as of December 22, 2023, as may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders. “Share Price Condition” means that, as of the 30th Trading Day following the three year anniversary of the Initial Issue Date, the arithmetic average of the Daily VWAPs of the Common Stock for the thirty (30) consecutive Trading Day period beginning on first Trading Day following the three year anniversary of the Initial Issue Date is less than the then-applicable Conversion Price. “Stock Settlement” has the meaning set forth in Section 7(c). “Subsidiary” with respect to any Person: (a) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (b) any partnership, joint venture, limited liability company or similar entity of which (i) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

10 For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Certificate of Designations, regardless of whether such entity is consolidated on the Corporation’s or any of its Subsidiaries’ financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Corporation. “Successor Person” has the meaning set forth in Section 10(h)(iii). “Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(e)(i)(5). “Trading Day” means any calendar day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day. “Transfer Agent” shall initially mean Equiniti Trust Company, LLC. “Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer- Restricted Security upon the earliest to occur of the following events: (c) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; (d) such Security is sold or otherwise transferred to a Person (other than the Corporation or an Affiliate of the Corporation) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and (e) (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Corporation and that has not been an Affiliate of the Corporation during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Corporation has received such certificates or other documentation or evidence as the Corporation may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Corporation. “Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person.

11 “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person. “Zero Spin-Off” means a spin-off or other Distribution Transaction involving ZeroParks, the Corporation’s hydrogen business. 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations: (a) “or” is not exclusive; (b) “including” means “including without limitation”; (c) “will” expresses a command; (d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values; (e) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation; (f) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise; (g) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise; (h) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and (i) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations. 3. THE CONVERTIBLE PREFERRED STOCK. (a) Designation; Par Value. A series of stock of the Corporation titled the “4.8% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued Preferred Shares of the Corporation. The par value of the Convertible Preferred Stock is $0.01 per share. (b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is ninety-six thousand seven hundred forty-six (96,746); provided, however that, by resolution of the Board of Directors, the total number of shares of Convertible Preferred Stock may be increased (but not above the total number of authorized Preferred

12 Shares) or reduced (but not below the number of shares of Convertible Preferred Stock then outstanding). (c) Form, Dating and Denominations. (i) Uncertificated Shares. The Convertible Preferred Stock will be represented in the form of uncertificated shares. The Corporation shall evidence the share(s) of Convertible Preferred Stock in the form of an electronic book entry maintained by the Corporation or the Transfer Agent. (ii) Legend; Interpretation. For purposes of this Certificate of Designations, uncertificated shares will be deemed to include the text set forth in Exhibit A1-A4. Any reference in this Certificate of Designations to the “delivery” of the shares will be deemed to be satisfied upon the registration of the electronic book entry representing such shares of Convertible Preferred Stock in the name of the applicable Holder. (iii) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares. (d) Method of Payment; Delay When Payment Date is Not a Business Day. (i) Method of Payment. The Corporation will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock, out of funds legally available therefor, by wire transfer of immediately available funds. (ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.” (e) Transfer Agent, Registrar, Paying Agent and Conversion Agent. (i) Generally. The Corporation designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the

13 Corporation will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent. (ii) Maintenance of the Register. The Corporation will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Corporation and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. (iii) Subsequent Appointments. By notice to each Holder, the Corporation may, at any time, appoint any Person (including any Subsidiary of the Corporation) to act as Registrar, Paying Agent or Conversion Agent. (f) Legends. (i) Restricted Stock Legend. Each book-entry evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will be deemed to bear the Restricted Stock Legend. (ii) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock deemed to be bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend. (iii) Legends on Conversion Shares. Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Corporation determines, in its reasonable discretion, that such Conversion Share need not bear such a legend. (g) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions. (i) Provisions Applicable to All Transfers and Exchanges. (1) Generally. Subject to this Section 3(g), shares of Convertible Preferred Stock may be transferred or exchanged by a Holder to or with one or more other Persons from time to time through the use of an assignment form substantially in the form of the “Assignment Form” set forth in Exhibit A-7 without the prior written consent of the Corporation.

14 (2) Transfer Restrictions. The shares of Convertible Preferred Stock may be held in aggregate by a maximum of five (5) Holders at any time (provided Ceiba Energy LP and its Affiliates shall be treated together as one Holder). Any transferee that is not one of the first five (5) Persons to become Holders under the terms of the Convertible Preferred Stock may only transfer all (and not part) of its Convertible Preferred Stock to no more than one other Holder. For the avoidance of doubt, this Section 3(g)(i)(2) shall not restrict the number of transfers amongst these five (5) Holders. A Holder may not transfer shares of Convertible Preferred Stock in an amount less than 5,000 shares (including, for the avoidance of doubt, between Ceiba Energy LP and any of its Affiliates). (3) No Services Charge; Transfer Taxes. The Corporation and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Corporation, the Transfer Agent, the Registrar and the Conversion Agent may require payment by the applicable Holder of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock that are legally required to be paid by the Corporation shall be paid and borne by the Corporation; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 10 shall be paid and borne as provided in Section 11(c). (4) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers and exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged. (5) Settlement of Transfers and Exchanges. Subject to Section 3(g)(i)(2), upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock, the Corporation will cause such transfer or exchange to be registered as soon as reasonably practicable but in no event later than the tenth (10th) Business Day after the date of such satisfaction. (ii) Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Corporation, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been called for Redemption, subject to a Repurchase or surrendered for conversion. (h) Status of Retired or Treasury Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued Preferred Share of the Corporation, and such share cannot thereafter be reissued as Convertible Preferred Stock.

15 (i) Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such share of Convertible Preferred Stock. (j) Shares Held by the Corporation or its Subsidiaries. Without limiting the generality of Section 3(k), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Corporation or any of its Subsidiaries will be deemed not to be outstanding. (k) Outstanding Shares. (i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Convertible Preferred Stock that have theretofore been (1) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase or a Redemption in accordance with this Certificate of Designations; or (2) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Section 3(k). (ii) Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, declared Dividends as provided in Section 5(d)). (iii) Shares to Be Repurchased. If, on a Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Repurchase Price due on such date, then (unless there occurs a default in the payment of the Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Repurchase Price as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 5(d)). (iv) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Optional Conversion Date

16 for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Corporation’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Dividends as provided in Section 5(d)). (l) Repurchases by the Corporation and its Subsidiaries. Without limiting the generality of Section 3(k), the Corporation and its Subsidiaries may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. (m) Restrictions on Holders. Unless the prior written consent of the Corporation shall have been obtained, each Holder of any Convertible Preferred Stock shall be (i) a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and shall demonstrate its status as such from time to time, upon request of the Corporation, by providing to the Corporation a duly completed and executed Internal Revenue Service Form W-9, (ii) a “foreign withholding partnership” that is compliant with the terms of its withholding agreement with the IRS, and shall demonstrate its status as such from time to time, upon request of the Corporation, by providing to the Corporation a duly completed and executed Internal Revenue Service Form IRS Form W-8IMY certifying such status or (iii) a disregarded entity for U.S. federal income tax purposes with a regarded owner for U.S. federal income tax purposes that is described in clause (i) or (ii), and shall demonstrate its status as such from time to time, upon request of the Corporation, by providing to the Corporation, a duly completed Internal Revenue Service Form described in clause (i) or (ii) as applicable, provided the Corporation consents to the Convertible Preferred Stock being owned by Ceiba Energy LP, a limited partnership organized under the laws of Ontario or by any entity that is classified for U.S. federal income tax purposes as a disregarded entity that is not separate from Ceiba Energy LP, and provided further that if Ceiba Energy LP is not a “foreign withholding partnership” that is compliant with the terms of its withholding agreement with the IRS by the date that is the later of (A) nine (9) months from the date of the Share Exchange Agreement or (B) three (3) months after the Initial Issue Date, the Corporation’s consent shall be deemed withdrawn as of such date and Ceiba Energy LP and any entity that is classified for U.S. federal income tax purposes as a disregarded entity that is not separate from Ceiba Energy LP shall promptly transfer any Convertible Preferred Stock held by it to a Person that is described in clause (i), (ii) or (iii). 4. RANKING. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, all shares of the Convertible Preferred Stock shall rank (a) senior to all

17 Junior Securities, (b) pari passu with any Parity Securities in issue from time to time and (c) junior to all Senior Securities. 5. DIVIDENDS. (a) Accumulation and Calculation of Dividends. The Convertible Preferred Stock will accumulate cumulative cash dividends at a rate per annum equal to the Dividend Rate on the Liquidation Preference, regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Dividends”). Subject to the other provisions of this Section 5, such Dividends will be payable when, as and if declared by the Board of Directors, quarterly in arrears on each Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Dividend Record Date. Dividends on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which Dividends have been paid (or, if no Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Dividend Payment Date. Accumulated Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. No interest, or sum in lieu of interest, will be payable in respect of any Dividend which may be in arrears, and Holders will not be entitled to any dividends in excess of full accumulated Dividends described in this Section 5. (b) Payment of Dividends. Dividends shall only be payable in cash, out of funds legally available therefor, and only when and if declared by the Board of Directors; provided, that for the avoidance of doubt, the Board of Directors may elect not to declare such Dividends, in which case the Board of Directors may later declare and pay any previously accrued but undeclared dividends, out of funds legally available therefor, at any time thereafter. (c) Restriction on Common Stock Dividends. (i) Generally. Unless full cumulative Dividends on the Convertible Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods: (1) no dividends or other distributions (other than in shares of Common Stock or in shares of any class or series of Preferred Shares that the Corporation may issue ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment upon shares of Common Stock or preferred stock that the Corporation may issue ranking junior to or in parity with the Convertible Preferred Stock (subject to Section 3(c)(ii)) as to dividends or upon liquidation; (2) no other distribution shall be declared or made upon shares of Common Stock or preferred stock that the Corporation may issue ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon liquidation; and (3) any shares of Common Stock and preferred stock that the Corporation may issue ranking junior to or on a parity with the Convertible Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption

18 of any such shares) by the Corporation, except (x) by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for, other capital stock of the Corporation that it may issue ranking junior to the Convertible Preferred Stock as to dividends and upon liquidation, (y) in the case of the distribution of assets upon liquidation, dissolution or winding up or (z) repurchases of Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock or upon the vesting of any profits interests, restricted stock units or similar incentive interests, in each case if such Capital Stock represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise upon such exercise or vesting, as applicable. (ii) Partial Payments. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Convertible Preferred Stock and the shares of any other class or series of Preferred Shares that the Corporation has issued or may issue ranking on a parity as to dividends with the Convertible Preferred Stock, all dividends declared upon the Convertible Preferred Stock and any other class or series of Preferred Shares that the Corporation has issued or may issue ranking on a parity as to dividends with the Convertible Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Convertible Preferred Stock and such other class or series of Preferred Shares that the Corporation has issued or may issue shall in all cases bear to each other the same ratio that accumulated dividends per share on the Convertible Preferred Stock and accumulated dividends per share on such other class or series of Preferred Shares that the Corporation has issued or may issue (which shall not include any accumulation in respect of undeclared and unpaid dividends for past dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Convertible Preferred Stock which may be in arrears. (d) Treatment of Dividends Upon Redemption and Repurchase. If the Redemption Date or Repurchase Date (as applicable) of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption or Repurchase, as applicable, to receive, on or, at the Corporation’s election, before such Dividend Payment Date, such declared Dividend on such share. (e) Dividend Rate Adjustments. In the event the Corporation fails to pay to the Holders the full cumulative Dividends payable on a Dividend Payment Date, the rate at which Dividends will accumulate daily from, and including, such prior Dividend Payment Date shall increase to the Dividend Rate plus 2.0%, until such date as the Board has declared and the Corporation has paid all previously accrued but unpaid Dividends to the Holders, in which case the Dividends shall immediately resume accumulating daily at the Dividend Rate.

19 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP. (a) Generally. If the Corporation liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Senior Securities, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Corporation’s assets or funds legally available for distribution to the Corporation’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Junior Securities: (i) the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared; and (ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be deliverable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Optional Conversion Date of such conversion occurs on the date of such payment. Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Corporation’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Parity Securities, if any, then, subject to the rights of any of the Corporation’s creditors or holders of any outstanding Senior Securities, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Parity Securities in proportion to the full respective distributions to which such shares would otherwise be entitled. (b) Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Corporation’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Corporation’s assets (other than a sale, lease or other transfer in connection with the Corporation’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Corporation’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

20 7. REDEMPTION AT THE OPTION OF THE CORPORATION. (a) Corporation’s Right to Redeem at Specified Times. The Corporation may redeem, in whole but not in part, the Convertible Preferred Stock, on a Redemption Date, by irrevocable written notice, out of funds legally available therefor, for a purchase price equal to the applicable Redemption Price: (i) at any time prior to and including the date that is the three (3) year anniversary of the Initial Issue Date; (ii) if the Share Price Condition is not met, at any time after the 30th Trading Day following the three (3) year anniversary of the Initial Issue Date; and (iii) if the Share Price Condition is met but the related Repurchase Condition is not met, at any time after the related Repurchase Notice Deadline. (b) Corporation’s Right to Redeem Upon a Change Event. Upon the occurrence of a Change Event, the Corporation may, by irrevocable, written notice to the Holders, redeem all, but not less than all, of the Convertible Preferred Stock then outstanding, out of funds legally available therefor, for a purchase price equal to the Redemption Price. Each such redemption pursuant to either Section 7(a) or 7(b) shall be referred to as a “Redemption”. (c) Redemption Price. The Redemption Price (the “Redemption Price”) with respect to a share of Convertible Preferred Stock shall equal the greater of: (i) the Liquidation Preference, plus any accrued and unpaid dividends in respect of such share of Convertible Preferred Stock; and (ii) solely with respect to shares of Convertible Preferred Stock to be redeemed pursuant to Section 7(a)(i), the cash amount necessary for such Holder to achieve a Return on Investment as of the Redemption Date equal to 1.4, in each case payable, at the option of the Corporation, in cash (“Cash Settlement”), in shares of Common Stock as described in Section 7(g) (“Stock Settlement”), or in any combination thereof (“Combination Settlement,” and each of Cash Settlement, Stock Settlement and Combination Settlement, a “Redemption Settlement Method”); provided, that the Majority Holders can (x) for any Redemption, require Stock Settlement for all Holders and (y) for a Redemption pursuant to Section 7(b) prior to the three (3) year anniversary of the Initial Issuance Date, require Cash Settlement for all Holders. (d) Redemption Date. The Redemption Date shall be the 45th Calendar Day after the date the Corporation sends the related Redemption Notice. (e) Redemption Notices. The Corporation shall send a notice of Redemption (the “Redemption Notice”) to Holders: (i) in the event of a Redemption pursuant Section 7(a), which shall state:

21 (1) that all shares of Convertible Preferred Stock have been called for redemption; (2) the Redemption Price; and (3) the Redemption Date; and (ii) in the event of a Redemption pursuant to Section 7(b), consistent with the requirements set forth in Section 8(e). (f) Payment of the Redemption Price. The Corporation will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be delivered to the Holder thereof on or before the applicable Redemption Date. (g) Redemption Settlement Method. (i) Corporation’s Election. Provided the Majority Holders have not required Stock Settlement or Cash Settlement, as applicable, pursuant to Section 7(g)(ii), the Corporation may elect the Redemption Settlement Method by providing written notice thereof to the Holders no later than the seventh (7th) Trading Day prior to the Redemption Date, (a “Redemption Election Notice”). If the Corporation fails to provide a Redemption Election Notice, the Redemption Settlement Method shall be Cash Settlement. (ii) Majority Holders’ Election. Pursuant to Section 7(c), the Majority Holders may require Cash Settlement or Stock Settlement for a Redemption by providing written notice thereof to the Paying Agent no later than seven (7) Trading Days prior to the Redemption Date. (iii) Settlement Calculations. Upon Stock Settlement or Combination Settlement, the number of shares of Common Stock to be delivered shall be equal to the total value otherwise payable pursuant to Section 7(c) minus any portion of the Redemption Price to be paid in cash, divided by the arithmetic average of the Daily VWAPs of the Common Stock for the five (5) consecutive Trading Day period ending on the second Trading Day immediately prior to the Redemption Date or Repurchase Date, as applicable (the “5 Day VWAP”); provided, that the Corporation shall pay cash in lieu of any fractional share of Common Stock to be delivered pursuant to Section 7(c), in an amount calculated pursuant to Section 10(d)(ii). (iv) Settlement True-up. If the Corporation elects Stock Settlement or Combination Settlement (but not if the Majority Holders require Stock Settlement), within five (5) Business Days following the Redemption Date, any Holder may deliver notice (a “Sale Notice”) to the Corporation that such Holder plans (but is not obligated to) to sell shares of Common Stock received pursuant to the Redemption, which Sale Notice shall

22 include the number of shares of Common Stock such Holder wishes to sell (the “Subject Shares”) and the proposed manner of such sale. If such Holder delivers a Sale Notice to the Corporation, such Holder may sell up to 1/10th of the Subject Shares each Trading Day for a period of ten (10) Trading Days following delivery of the Sale Notice. If the weighted average price per Subject Share for all Subject Shares so sold by such Holder during the ten (10) Trading Day period following delivery of the Sale Notice is less than the 5 Day VWAP, the Corporation agrees to pay cash to such Holder for the Subject Shares sold by such Holder in an amount equal to (A) the 5 Day VWAP, minus (B) the weighted average sale price of such Subject Shares; provided, that the Holder, prior to engaging in such sales, will provide the Corporation the reasonable opportunity (but not obligate it) to direct the timing and manner of such sales in such a way as to allow such Holder to sell the applicable Subject Shares during such 10 Trading Day period. 8. RIGHT OF HOLDERS TO REQUIRE THE CORPORATION TO REPURCHASE CONVERTIBLE PREFERRED STOCK. (a) Right to Require Repurchase. (i) Repurchase upon a Change Event. Subject to the terms of this Section 8, upon the occurrence of a Change Event, the Majority Holders may require the Corporation to repurchase (the “Change Event Repurchase Right”) all, but not less than all, of the shares of Convertible Preferred Stock outstanding as of the related Repurchase Date out of funds legally available therefor, for the Repurchase Price (a “Repurchase Upon Change Event”). (ii) Repurchase upon a Share Event. Subject to the terms of this Section 8, upon the occurrence of a Share Event, the Majority Holders may require the Corporation to repurchase (the “Share Event Repurchase Right”) all, but not less than all, of the shares of Convertible Preferred Stock outstanding as of the related Repurchase Date out of funds legally available therefor, for the Repurchase Price (a “Repurchase Upon Share Event”). For the avoidance of doubt, upon a Share Event, the Share Event Repurchase Right will be available only during the thirty (30) calendar day period following delivery to the Holders by the Corporation of a Corporation Event Notice with respect to such Share Event, and will be extinguished thereafter. (b) Funds Legally Available for Payment of Repurchase Price; Covenant Not to Take Certain Action. If the Corporation does not have sufficient funds legally available to pay the Repurchase Price with respect to all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase, then the Corporation shall (1) pay the maximum amount of such Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible

23 Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase; and (2) purchase any shares of Convertible Preferred Stock not repurchased because of the foregoing limitations at the applicable Repurchase Price as soon as practicable after the Corporation is able to make such purchase out of assets legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Corporation (or its successor) to make a purchase payment for any reason shall not relieve the Corporation (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Corporation fails to pay the Repurchase Price in full when due in accordance with this Section 8 in respect of some or all of the shares of Convertible Preferred Stock to be repurchased pursuant to the Repurchase Right, the Corporation will pay Dividends on such shares not repurchased or redeemed at the Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Corporation fails to pay the Repurchase Price in full when due in accordance with this Section 8 through, but not including, the latest of the day upon which the Corporation pays the Repurchase Price in full in accordance with this Section 8. Notwithstanding the foregoing, in the event a Holder exercises a Repurchase Right pursuant to this Section 8 at a time when the Corporation is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Repurchase Right, the Corporation will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to comply with its obligations under this Section 8. The Corporation will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Corporation in good faith believes that it will have sufficient funds legally available to fully pay the maximum aggregate Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding. (c) Repurchase Date. The Repurchase Date (the “Repurchase Date”) for any Event will be the 15th Calendar Day after the Repurchase Notice Deadline. (d) Repurchase Price. The repurchase price (the “Repurchase Price”) with respect to a share of Convertible Preferred Stock shall equal the cash value of the Liquidation Preference, plus any accrued and unpaid dividends in respect of such share of Convertible Preferred Stock, payable at the Corporation’s option by Cash Settlement, Stock Settlement as described in Section 8(i) or settlement in any combination of cash and shares of Common Stock (the “Repurchase Settlement Method”); provided, that the Majority Holders may require in the Repurchase Settlement Notice(s) that the Repurchase Settlement Method be Stock Settlement for all Holders. The Corporation will cause the Repurchase Price for each share of Convertible Preferred Stock subject to Repurchase to be delivered to the Holder thereof on or before the applicable Repurchase Date. (e) Event Notice. As promptly as reasonably practicable after the effective date of a Change Event or Share Event (each, an “Event”) (but for the avoidance of doubt, in no event prior to the public disclosure of such Event to the extent required in the Corporation’s SEC filings), the Corporation shall provide to all Holders a notice (the “Corporation Event Notice”)

24 of the occurrence of such effective date or event and that as a result, the conditions precedent to the redemption and repurchase rights of the Corporation and the Holders under Sections 7(b) and 8(a), as applicable, have been satisfied. The Corporation Event Notice must state, as applicable to a Redemption or Repurchase: (i) briefly, the events causing such Event; (ii) the effective date of such Event; (iii) the procedures that a Holder must follow to exercise its rights with respect to the applicable Repurchase Right and the Settlement Method thereof, including the deadline to submit and withdraw its Repurchase Notice; (iv) the Repurchase Notice Deadline and the Repurchase Date or the Redemption Date for such Event, as applicable; (v) the Repurchase Price or the Redemption Price, as applicable, including reasonable detail of the calculation thereof; (vi) that if the Repurchase Right or Redemption Right, as applicable, is exercised and the related Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock, and on or before the next Dividend Payment Date, such Dividend will not be paid to the Holders; (vii) the name and address of the Transfer Agent, the Conversion Agent and the Paying Agent; (viii) the Conversion Price in effect on the date of such notice and a description and quantification of any adjustments to the Conversion Price that may result from such Event; (ix) that Convertible Preferred Stock may be converted pursuant to Section 10 at any time before the Close of Business on the Business Day immediately before the related Repurchase Date or the Redemption Date, as applicable (or, if the Corporation fails to pay the Repurchase Price or Redemption Price, as applicable, due on such Repurchase Date or Redemption Date in full, at any time until such time as the Corporation pays such Repurchase Price or Redemption Price in full); (x) that shares of Convertible Preferred Stock for which a Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Repurchase Price; and (xi) that shares of Convertible Preferred Stock that are subject to a Repurchase Notice that has been duly tendered may be converted only if such

25 Repurchase Notice is withdrawn in accordance with this Certificate of Designations or if the Repurchase Condition is not satisfied. (f) Procedures to Exercise the Repurchase Right. (i) Delivery of Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise a Repurchase Right, the Majority Holders thereof must deliver to the Paying Agent before the Close of Business on the Repurchase Notice Deadline (or such later time as may be required by law), duly completed, written Repurchase Notice(s). (ii) Contents of Repurchase Notice. Each Repurchase Notice must state that the applicable Holder is submitting all of its shares of Convertible Preferred Stock for Repurchase, and if such Holder desires, to require Stock Settlement. (iii) Withdrawal of Change Event Repurchase Notice. A Holder that has delivered a Repurchase Notice may withdraw such Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Repurchase Notice Deadline. Such withdrawal notice must state the Holder is withdrawing its previously delivered Repurchase Notice. (g) Payment of the Repurchase Price. If the Paying Agent has received Repurchase Notices from the Majority Holders as of the Close of Business on the Repurchase Notice Deadline, and such Repurchase Notices have not been validly withdrawn (the “Repurchase Condition”), subject to Section 8(b), the Corporation will cause the Repurchase Price for each share of Convertible Preferred Stock to be repurchased to be paid to the Holder thereof on or before the Repurchase Date. (h) Settlement Method of a Repurchase. (i) Election of Settlement Method. Provided the Majority Holders have not required Stock Settlement pursuant to their rights under Section 8(d), the Corporation may elect the Settlement Method by providing written notice thereof to Holders no later than the seventh (7th) Trading Day prior to the Repurchase Date (a “Repurchase Election Notice”). If the Corporation fails to provide a Repurchase Election Notice in compliance with this Section 8(h)(i), the Repurchase Settlement Method shall be Cash Settlement. (ii) Settlement Calculations. Upon Stock Settlement or Combination Settlement, the number of shares of Common Stock to be delivered shall be equal to the total value otherwise payable pursuant to Section 8(a) minus any portion of the Repurchase Price to be paid in cash, divided by the 5 Day VWAP; provided, that the Corporation shall pay cash in lieu of any fractional share of Common Stock to be delivered pursuant to Section 8(d), in an amount calculated pursuant to Section 10(d)(ii).

26 (iii) Settlement True-up. If the Corporation elects Stock Settlement (but not if the Majority Holders require Stock Settlement), within five (5) Business Days following the Redemption Date, any Holder may deliver a Sale Notice to the Corporation that such Holder plans (but is not obligated to) to sell shares of Common Stock received pursuant to the Redemption, which Sale Notice shall include the number of Subject Shares and the proposed manner of such sale. If such Holder delivers a Sale Notice to the Corporation, such Holder may sell up to 1/10th of the Subject Shares each Trading Day for a period of ten (10) Trading Days following delivery of the Sale Notice. If the weighted average price per Subject Share for all Subject Shares so sold by such Holder during the ten (10) Trading Day period following delivery of the Sale Notice is less than the 5 Day VWAP, the Corporation agrees to pay cash to such Holder for the Subject Shares sold by such Holder in an amount equal to (A) the 5 Day VWAP, minus (B) the weighted average sale price of such Subject Shares; provided, that the Holder, prior to engaging in such sales, will provide the Corporation the reasonable opportunity (but not obligate it) to direct the timing and manner of such sales in such a way as to allow such Holder to sell the applicable Subject Shares during such 10 Trading Day period. (i) Third Party May Conduct Repurchase Offer In Lieu of the Corporation. Notwithstanding anything to the contrary in this Section 8, the Corporation will be deemed to satisfy its obligations under this Section 8 if one or more third parties conduct any Repurchase and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Corporation. (j) Fundamental Change Agreement. The Corporation shall not enter into any agreement for a transaction constituting a “Fundamental Change” unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Change Event Repurchase Right in a manner that is consistent with, and gives effect to, this Section 8 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Corporation, that at the closing of such Fundamental Change such Person shall, and shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Corporation’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to, consummate such Fundamental Change and make the payment of the Repurchase Price in respect of shares of Convertible Preferred Stock then outstanding. 9. VOTING RIGHTS. The Convertible Preferred Stock will have no voting, consent or waiver rights except as set forth in this Section 9 or as otherwise provided in the Certificate of Incorporation or required by the General Corporation Law of the State of Delaware. (a) Voting, Consent and Waiver Rights with Respect to Specified Matters.

27 (i) Generally. Subject to the other provisions of this Section 9(a), each following event will require, and cannot be effected without, the affirmative vote, consent or waiver of the Majority Holders: (1) any amendment, modification or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii)); and (2) any exchange, reclassification or cancellation of all or part of the Convertible Preferred Stock. provided, however, that each of the following will be deemed not to adversely affect the special rights, preferences or voting powers of the Convertible Preferred Stock and will not require any vote, consent or waiver pursuant to Section 9(a)(i)(1): (A) notwithstanding the provisions of Section 242(b)(2) of the DGCL, any increase in the number of the authorized but unissued shares of the Corporation’s undesignated Preferred Shares; (B) any increase in the number of authorized shares of Convertible Preferred Stock as necessary with respect to issuances of shares of Convertible Preferred Stock in respect of Convertible Preferred Stock that was issued on the Initial Issue Date; (C) notwithstanding the provisions of Section 242(b)(2) of the DGCL, the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock; and (D) the application of Section 10(h), including the execution and delivery of any supplemental instruments pursuant to Section 10(h)(ii) solely to give effect to such provision. (ii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Corporation may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote, consent or waiver of any Holder to amend or correct this Certificate of Designations to cure any ambiguity or correct any omission, defect or inconsistency. (b) Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in this Section 9, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote, consent or waiver by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be deliverable (determined in accordance with Section

28 10(d), including Section 10(d)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with an Optional Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Corporation, and the General Corporation Law of the State of Delaware as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NASDAQ Listing Standard Rules, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof. (c) Procedures for Voting, Consents and Waivers. (i) Rules and Procedures Governing Votes, Consents or Waivers. If any vote, consent or waiver of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election; provided, however, that with respect to any rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(b). (ii) Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. (iii) Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary otherwise set forth in the Certificate of Incorporation, the Bylaws or otherwise, an affirmative vote, consent or waiver of the Holders pursuant to Section 9(a) may be given or obtained in writing without a meeting. 10. CONVERSION. (a) Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted pursuant to an Optional Conversion at any time by the Holders into shares of Common Stock pursuant to Section 10(d). (b) Conversion at the Option of the Holders.

29 (i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Each Holder will have the right to submit its shares of Convertible Preferred Stock, in whole or in minimum increments of 5,000 shares, pursuant to an Optional Conversion at any time; provided, however, that notwithstanding anything to the contrary in this Certificate of Designations, (1) if a Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii) or the Repurchase Condition is not satisfied; or (C) the Corporation fails to pay the Repurchase Price for such share in accordance with this Certificate of Designations; (2) no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 10(g); and (3) shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Corporation fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Corporation pays such Redemption Price in full). (ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number. (c) Conversion Procedures. (i) Requirements for Holders to Exercise Optional Conversion Right. (1) Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must (x) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent a notice thereof (the “Optional Conversion Notice”) (a form of which is set forth in Exhibit A-5), at which time such Optional Conversion will become irrevocable; (y) furnish any endorsements and transfer documents that the Corporation or the Conversion Agent may reasonably require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Corporation as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 11(b). (2) Optional Conversion Permitted Only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day. (ii) Treatment of Accumulated Dividends upon Conversion.

30 (1) No Adjustments for Accumulated Dividends. The Conversion Price will not be adjusted to account for any accumulated and unpaid Dividends on any Convertible Preferred Stock being converted. (2) Conversions Between A Record Date and a Dividend Payment Date. If the Optional Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then Holders will not be entitled to such Dividend, notwithstanding anything herein to the contrary, and if such Dividend is paid, the Holder must return it to the Corporation as a condition to the receipt of shares of Common Stock upon conversion. (iii) When Holders Become Stockholders of Record of the Shares of Common Stock Deliverable Upon Conversion. The Person in whose name any share of Common Stock is deliverable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Optional Conversion Date for such conversion. (d) Settlement Upon Conversion. (i) Generally. Subject to Section 10(d)(ii), Section 10(g) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared, by (II) the Conversion Price, in each case, as of immediately before the Close of Business on such Optional Conversion Date. (ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Corporation will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Optional Conversion Date for such conversion (or, if such Optional Conversion Date is not a Trading Day, the immediately preceding Trading Day). (iii) Delivery of Conversion Consideration. Except as provided in Sections 10(e)(i)(3)(B), 10(e)(i)(5) and 10(h), the Corporation will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the tenth (10th) Business Day immediately after the Optional Conversion Date for such conversion. (e) Conversion Price Adjustments. (i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows: (1) Stock Dividends, Splits and Combinations. If the Corporation issues solely shares of Common Stock as a dividend or distribution on all or substantially all

31 shares of the Common Stock, or if the Corporation effects a stock split or a stock combination of the Common Stock or similar event (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(h) will apply), then the Conversion Price will be adjusted based on the following formula: where: CP0 = the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend, distribution or other similar event, or immediately before the Close of Business on the effective date of such stock split, stock combination or other similar event, as applicable; CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split, stock combination or other similar event; and OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split, stock combination or other similar event. If any dividend, distribution, stock split, stock combination or other similar event of the type described in this Section 10(e)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Corporation determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced. (2) Rights, Options and Warrants. If the Corporation distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 10(e)(i)(3)(A) and Section 10(e)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula: where:

32 CP0 = the Conversion Price in effect immediately before the Close of Business on such Record Date; CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date; OS = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination; Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. For purposes of this Section 10(e)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Corporation. (3) Distribution Transactions and Other Distributed Property. (A) Distributions Other than Distribution Transactions. If the Corporation distributes shares of its Capital Stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding: dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 10(e)(i)(1) or 10(e)(i)(2);

33 dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Price is required pursuant to Section 10(e)(i)(4); rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 10(e)(iii); Distribution Transactions for which an adjustment to the Conversion Price is required pursuant to Section 10(e)(i)(3)(B); a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 10(e)(i)(2) will apply; and a distribution solely pursuant to a Common Stock Change Event, as to which Section 10(h) will apply, then the Conversion Price will be decreased based on the following formula: where: CP0 = the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution; CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date; SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined in good faith by the board of the Corporation or a committee appointed thereby), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution; provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be deliverable (determined in accordance with Section 10(d) but without regard to Section 10(d)(ii), Section 10(d)(iii) or 10(g)) in respect of one (1) share of Convertible Preferred Stock that is converted with an Optional Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any

34 Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date); provided, further, that in the event the Zero Spin-Off is consummated and would otherwise constitute a Distribution Transaction, no adjustment to the Conversion Price shall be made. To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. (B) Distribution Transactions. If the Corporation engages in a Distribution Transaction in which it distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 10(h) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 10(e)(i)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange, then the Conversion Price will be decreased based on the following formula: where: CP0 = the Conversion Price in effect immediately before the Close of Business on the Record Date for such Distribution Transaction; CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date; SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Distribution Transaction Valuation Period (as defined below); and FMV = the product of (x) the average of the Last Reported Sale Prices per share or equity interests distributed in such Distribution Transaction over the ten (10) consecutive Trading Day period (the “Distribution Transaction Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Distribution Transaction (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or equity interests distributed per share of Common Stock in such Distribution Transaction; provided, however, that in the event the Zero Spin-Off is consummated and would otherwise constitute a Distribution Transaction, no adjustment to the Conversion Price shall be made. The adjustment to the Conversion Price pursuant to this Section 10(e)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Distribution Transaction Valuation Period that will be given effect immediately after the Close of Business of the Record Date for

35 the Distribution Transaction, with retroactive effect. If the Optional Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Distribution Transaction Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of such conversion. To the extent any dividend or distribution of the type described in Section 10(e)(i)(3)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. (4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock that, together with all prior dividends or distributions made to all or substantially all holders of the Common Stock during the calendar quarter in which such dividend or distribution is made, exceeds $0.10 per share (the “Dividend Threshold”), then the Conversion Price will be decreased based on the following formula: where: CP0 = the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution; CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date; SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution; and D = the cash amount distributed per share of Common Stock in such dividend or distribution to all or substantially all holders of the Common Stock (the “Applicable Dividend or Distribution”) in excess of the Dividend Threshold; provided, that for purposes of this definition “D,” the Dividend Threshold with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were previously made to all or substantially all holders of the Common Stock during the Dividend Period for the Applicable Dividend or Distribution; and provided further, that if the result of such reduction is a negative number, the Dividend Threshold shall be deemed to be zero for such dividend period. provided, however, that, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be deliverable (determined in accordance with Section 10(d) but without regard to Section 10(d)(ii), 10(d)(iii) or 10(g)) in respect of one (1) share of Convertible Preferred Stock that is converted with an Optional Conversion Date occurring on such Record Date. To the extent such

36 dividend or distribution is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. The Dividend Threshold is subject to adjustment in a manner directly proportional to adjustments to the Conversion Price; provided, that no adjustment shall be made to the Dividend Threshold for any adjustment to the Conversion Price under this Section 10(e)(i)(4). (5) Tender Offers or Exchange Offers. If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e- 4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Corporation) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula: where: CP0 = the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires; CP1 = the Conversion Price in effect immediately after the Expiration Time; SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date; OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); AC = the aggregate value (determined as of the Expiration Time by the Corporation) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(e)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(e)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Optional Conversion Date for any share of Convertible Preferred Stock to be converted occurs

37 on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will, if necessary, delay the settlement of such conversion. To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer. (ii) No Adjustments in Certain Cases. Without limiting the operation of Section 5(b)(i) and 10(d)(i), the Corporation will not be required to adjust the Conversion Price except pursuant to Section 10(e)(i). (iii) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Corporation has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 10(e)(i)(3)(A) on account of such separation as if, at the time of such separation, the Corporation had made a distribution of the type referred to in such Section 10(e)(i)(3)(A) to all holders of Common Stock, subject to readjustment pursuant to Section 10(e)(i)(3)(A) if such rights expire, terminate or are redeemed. (iv) Threshold for Adjustments. Notwithstanding any other provision of this Section 10(e)(i), the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price. (v) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(e)(i), the number of shares of Common Stock outstanding at any time will exclude shares of Common Stock held in the Corporation’s treasury (unless the Corporation pays any dividend or makes any distributions on shares of Common Stock held in its treasury).

38 (vi) Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward). (vii) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(e)(i), the Corporation will, as soon as reasonably practicable, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment. (f) Voluntary Conversion Price Decreases. (i) Generally. To the extent permitted by law and applicable stock exchange rules, the Corporation, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Corporation’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of the Majority Holders. (ii) Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(f)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(f)(i), the Corporation will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect. (g) Restriction on Conversions. (i) Equity Treatment Limitation. (1) Generally. Notwithstanding anything to the contrary in this Certificate of Designations, the Corporation will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Corporation does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the

39 “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Corporation will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares. (2) Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Corporation shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock). (h) Effect of Common Stock Change Event. (i) Generally. If there occurs any: (1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities; (2) consolidation, merger, combination or binding or statutory share exchange involving the Corporation; (3) sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or (4) other similar event, and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations, (A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in Section 7, Section 8, Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; and (II) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be

40 deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and (B) if such Reference Property Unit consists entirely of cash, then the Corporation will pay the cash due in respect of all conversions whose Optional Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Optional Conversion Date. If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Corporation will notify the Holders of such weighted average as soon as practicable after such determination is made. (ii) Compliance Covenant. The Corporation will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(h). (iii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Corporation and, if applicable, the resulting, surviving or transferee Person (if not the Corporation) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Corporation reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(e)(i) in a manner consistent with this Section 10(h); and (2) give effect to such other provisions, if any, as the Corporation reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(h)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Corporation reasonably determines are appropriate to preserve the economic interests of Holders. (iv) Notice of Common Stock Change Event. The Corporation will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event. 11. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK. (a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Corporation to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Corporation will make appropriate adjustments, if any, to those

41 calculations to account for any adjustment to the Conversion Price pursuant to Section 10(e)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period. (b) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Corporation will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. (c) Taxes Upon Issuance of Common Stock. The Corporation will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name. 12. TAXES. (a) The Corporation shall use commercially reasonable efforts to cooperate with any reasonable request to structure any Redemption or conversion, in whole or in part, of the Convertible Preferred Stock as a sale or exchange (in the case of a Redemption) or a tax-free transaction (in the case of a conversion) of such Convertible Preferred Stock (and not as a distribution) for U.S. federal income tax purposes, to the extent permitted by applicable law (as reasonably determined by the Corporation). (b) The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock (that are legally required to be paid by the Corporation) or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates evidencing such shares or securities. However, in the case of conversion of Convertible Preferred Stock, the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. (c) All payments, dividends and distributions on, or in redemption of, or upon conversion of, the Convertible Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, and amounts withheld, if any, shall be paid over

42 to the applicable governmental authority to the extent required by law and shall be treated as received by the applicable Holder of such Convertible Preferred Stock in respect of which such amounts were withheld. The Corporation shall have the right to take measures necessary to obtain cash to satisfy the Corporation’s withholding requirements with respect to any non-cash, deemed or constructive payment, dividend or distribution to the Holders, including by retaining, selling or liquidating property of the applicable Holders held by the Corporation in its custody or over which it has control, including any stock deliverable upon conversion of any Convertible Preferred Stock or any cash payable to the applicable Holder following such payment, dividend or distribution. Each Holder shall indemnify the Corporation and its Affiliates for, and hold harmless the Corporation and its Affiliates from and against, any and all withholding tax, including penalties and interest, payable by or assessed against the Corporation or any of its Affiliates in respect of the shares of Convertible Preferred Stock held by such Holder. (d) The Corporation agrees not to report any income relating to the yield described in Section 5(a) as includible in income by a Holder (or its beneficial owners), as a dividend or otherwise, prior to the time such amount is declared and paid in cash or property, unless otherwise required by applicable law (as reasonably determined by the Corporation), a change in applicable law after the date hereof that is binding on taxpayers, a change after the date hereof in the terms of the Convertible Preferred Stock, or a binding determination with respect to a tax audit, contest or similar proceeding. (e) The Corporation shall use commercially reasonable efforts to provide any information reasonably requested by a Holder necessary to enable the Holder to comply with its U.S. federal income tax reporting obligations, including, but not limited to, the final determination as well as any reasonably-requested estimates or projections of the amount of the Corporation’s current earnings and profits and accumulated earnings and profits (as determined for U.S. federal income tax purposes) in any taxable year where such determination is relevant to determining the amount (if any) of any distribution received by a Holder from the Corporation that is properly treated as a dividend for U.S. federal income tax purposes. (f) The Corporation shall (i) provide to a Holder, within fifteen (15) days of such Holder’s written request, a certification that the shares of Convertible Preferred Stock do not constitute a “United States real property interest,” in accordance with U.S. Treasury Regulations Section 1.897-2(h)(1), or a written notice of the Corporation’s legal inability to provide such certification, and (ii) in connection with the provision of any certification pursuant to the preceding clause (i), comply with the notice provisions set forth in U.S. Treasury Regulations Section 1.897-2(h). In the event the Corporation becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a “United States real property holding corporation,” the Corporation shall use commercially reasonable efforts to promptly notify the Holder thereof. 13. TERM. Except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual. 14. CALCULATIONS.

43 (a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Corporation will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Last Reported Sale Prices and accumulated Dividends, whether or not declared, on the Convertible Preferred Stock. The Corporation will make all calculations in good faith. The Corporation will provide a schedule of such calculations to any Holder upon written request. If the Majority Holders dispute any calculations called for under this Certificate of Designations or the Convertible Preferred Stock, if such dispute is not promptly resolved by discussion between the Majority Holders and the Corporation, the Corporation shall submit the disputed issues to an independent outside accountant (reasonably acceptable to the Majority Holders) within fifteen (15) Business Days of receipt of notice of such dispute. The accountant, at the Corporation’s expense, shall promptly audit the calculations and notify the holder of the results no later than fifteen (15) Business Days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. (b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Optional Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent. 15. NOTICES. The Corporation will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e- mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service. 16. FACTS ASCERTAINABLE. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Corporation shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor. 17. SEVERABILITY. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

44 18. NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Signature Page to Certificate of Designations] IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed as of the date first written above. New Fortress Energy Inc. By: _/s/ Christopher S. Guinta___________ Name: Christopher S. Guinta Title: Chief Financial Officer

A-1 EXHIBIT A FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE [Insert Restricted Stock Legend, if applicable] New Fortress Energy Inc. 4.8% Series A Convertible Preferred Stock Certificate No. [ ] New Fortress Energy Inc., a Delaware corporation (the “Corporation”), certifies that [ ] is the registered owner of [ ] shares of the Corporation’s 4.8% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Corporation establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations. The shares of Convertible Preferred Stock are subject to restrictions on transfer set forth in the Certificate of Designations. The Corporation will give to the holder of Convertible Preferred Stock a copy of the Certificate of Designations then in effect without charge, promptly after receipt of a written request to the following address: New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, New York, 10011 Attention: General Counsel Additional terms of this Certificate are set forth on the other side of this Certificate. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-2 IN WITNESS WHEREOF, New Fortress Energy Inc. has caused this instrument to be duly executed as of the date set forth below. NEW FORTRESS ENERGY INC. Date: By: Name: Title:

A-3 TRANSFER AGENT’S COUNTERSIGNATURE Equiniti Trust Company, LLC, as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations. Date: By: Authorized Signatory

A-4 New Fortress Energy Inc. 4.8% Series A Convertible Preferred Stock This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control. 1. Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent. 2. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act). * * * To request a copy of the Certificate of Designations, which the Corporation will provide to any Holder at no charge, please send a written request to the following address: New Fortress Energy Inc. 111 W. 19th Street, 8th Floor New York, New York, 10011 Attention: General Counsel

A-5 OPTIONAL CONVERSION NOTICE New Fortress Energy Inc. 4.8% Series A Convertible Preferred Stock Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Corporation to convert all of its outstanding shares of Convertible Preferred Stock. Date: (Legal Name of Holder) Name: Title:

A-6 REPURCHASE NOTICE New Fortress Energy Inc. 4.8% Series A Convertible Preferred Stock Subject to the terms of the Certificate of Designations, by executing and delivering this Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below direct the Corporation to redeem all of the shares of its Convertible Preferred Stock. [The Holder hereby requires the Settlement Method be Stock Settlement]. Date: (Legal Name of Holder) Name: Title:

A-7 ASSIGNMENT FORM New Fortress Energy Inc. 4.8% Series A Convertible Preferred Stock Subject to the terms of the Certificate of Designations, the undersigned Holder of the within Convertible Preferred Stock assigns to: Name: Address: Social security or tax identification number its Convertible Preferred Stock and all rights thereunder and irrevocably appoints: as agent to transfer the Convertible Preferred Stock on the books of the Corporation. The agent may substitute another to act for him/her. Date: (Legal Name of Holder) Name: Title:

8 EXHIBIT B FORM OF RESTRICTED STOCK LEGEND THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK DELIVERABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.